Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Jeffrey Andreson, CFO
Headgate Partners LLC	Nanometrics Incorporated
530.265.9899	408.545.6143
claire@headgatepartners.com	jandreson@nanometrics.com

Nanometrics Reports Second Quarter 2017 Financial Results

Record Revenues Driven by Strength in Memory; Gross Margin Improves over 400bp from the First Quarter

MILPITAS, Calif., August 1, 2017 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fiscal second quarter, which ended July 1, 2017.

Q2 2017 Highlights:

-	Record Revenue Quarter. Strong revenue contributions from 3D-NAND and DRAM, as well as continued Foundry spending, led to record quarterly revenues for Nanometrics.
-

Record Adoption of Newest Flagship System, the Atlas® III. Atlas III sales comprised over 50% of all Automated tool revenues in the quarter, evidence of the strongest new product launch in the company’s history. Atlas III systems were shipped to four of the six leading spenders of semiconductor wafer fab equipment (WFE) in the quarter, across every key device type: 3D-NAND, DRAM, and Logic.

-

First Revenue Recognized from Domestic China 3D-NAND Manufacturer. A recent competitive win with a new domestic customer in China led to orders for multiple IMPULSE® Integrated Metrology systems, which were shipped and accepted within the second quarter. The IMPULSE systems are being deployed on CMP tools for 3D-NAND devices.

-

Expanded Product Offerings for Thin Film Applications and Data Analytics. The company recently announced the adoption of Atlas MPU and Atlas III systems by multiple leading memory manufacturers, for production control of thin film deposition processes in both DRAM and 3D-NAND.The company also announced the release and delivery to multiple customers of NanoDiffract® 4 and SpectraProbe™, the newest additions to its suite of advanced modeling and analytics software products. These new software products provide improved modeling and analysis for the most advanced device structures. First revenues on the expanded product offerings are expected within fiscal 2017.

GAAP Results
	Q2 2017	Q1 2017	Q2 2016
Revenues (Millions)	$64.4	$59.3	$55.8
Gross Margin	52.2%	48.0%	51.0%
Operating Margin	16.5%	9.3%	13.2%
Net Income (loss) (Millions)	$8.3	$5.4	$6.0
Earnings per Diluted Share	$0.32	$0.21	$0.24

Non-GAAP Results
	Q2 2017	Q1 2017	Q2 2016
Gross Margin	52.4%	48.3%	51.8%
Operating Margin	17.2%	9.9%	13.9%
Net Income (Millions)	$7.8	$4.8	$6.5
Earnings per Diluted Share	$0.30	$0.19	$0.26

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, restructuring, executive search costs and certain discrete tax items.

“The second quarter was very notable for Nanometrics in a number of ways,” commented Dr. Timothy J. Stultz, president and chief executive officer of Nanometrics. “We achieved a new quarterly revenue record, led by strong contributions and continued strength in our 3D-NAND and DRAM memory businesses, and as expected, gross margins increased from the first quarter, are trending up, and are on track to return to our target model ranges in the second half of the year. The Atlas III launch has turned out to be the most successful new product introduction in Nanometrics’ history, and comprised over half of our Automated Metrology tool sales in the second quarter, with expectations that the Atlas III will also comprise over half of our Automated Metrology tool sales for the full year 2017. The adoption rate of this new product has exceeded our earlier expectations, rapidly becoming the OCD tool of choice with our major customers across all key device types.

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

“During the quarter, we also expanded our software product offerings with the release of the SpectraProbe, a novel model-less analytics software product that increases the capability and utility of our OCD platforms, and the next generation of our NanoDiffract OCD modeling software, further strengthening our leadership in OCD metrology. On the competitive front, we were successful in winning 3D-NAND business at a new domestic China fab with significant future revenue potential. We also expanded our Thin-Film Metrology market position in memory, with competitive wins at multiple customer sites for both DRAM and 3D-NAND process control.

“As we look at the full year, our current outlook is consistent with our prior forecasts for meaningful revenue growth in the second half of the year. 3D-NAND spending is looking to be even stronger than we previously expected, with our DRAM outlook also improving since the beginning of the year. Second-half strength in the memory markets will be somewhat moderated by a slightly front-half weighted year for Foundry. In total, we continue to expect second-half revenues will be up 10% from the first half, back-end loaded toward the fourth quarter, with continued expectations for full-year revenue growth outpacing both industry spending and our year-over-year growth in 2016.”

Second Quarter 2017 Summary

Revenues for the second quarter of 2017 were $64.4 million, up 8.6% from $59.3 million in the first quarter of 2017, and up 15.5% from $55.8 million in the second quarter of 2016. On a GAAP basis, gross margin was 52.2%, compared to 48.0% in the prior quarter and 51.0% in the year-ago period. Operating income was $10.7 million, compared to $5.5 million in the prior quarter and $7.3 million in the year-ago period. Net income was $8.3 million or $0.32 per diluted share, compared to $5.4 million or $0.21 per diluted share in the prior quarter and $6.0 million or $0.24 per diluted share in the second quarter of 2016.

On a non-GAAP basis, which excludes amortization of acquired intangible assets and restructuring, gross margin was 52.4%, compared to 48.3% in the prior quarter and 51.8% in the year-ago period. Non-GAAP operating income was $11.1 million, compared to $5.8 million in the prior quarter and $7.8 million in the second quarter of 2016. Non-GAAP net income, which adjusts for amortization of intangible assets, restructuring, executive search costs and certain discrete tax items, was $7.8 million or $0.30 per diluted share, compared to $4.8 million or $0.19 per diluted share in the prior quarter and $6.5 million or $0.26 per diluted share in the second quarter of 2016.

Business Outlook

Management expects third-quarter 2017 revenues in the range of $60 to $64 million. Gross margin is expected to be in the range of 53% to 54% on both a GAAP and non-GAAP basis. Management expects third-quarter operating expenses to range between $23.0 million and $23.5 million on both a GAAP and non-GAAP basis, and earnings in the range of $0.22 to $0.31 per diluted share on both a GAAP and non-GAAP basis.

Conference Call Details

A conference call to discuss second quarter 2017 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 51893339. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, restructuring charges, and certain discrete tax items, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, including sensors, optoelectronic devices, high-brightness LEDs, discretes and data storage components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, topography and various thin film properties, including three-dimensional features and film thickness, as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced three-dimensional wafer-level packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced device markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Certain statements in this press release, including those found in the Q2 2017 Highlights, Dr. Stultz’s quote, and under the caption “Business Outlook,” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rate of Nanometrics’ new products; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products, or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 3, 2017 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$42,354	$47,062
Marketable securities	93,340	82,899
Accounts receivable, net	46,966	39,457
Inventories	48,862	38,837
Inventories-delivered systems	1,674	2,457
Prepaid expenses and other	8,887	5,667
Total current assets	242,083	216,379

Property, plant and equipment, net	42,018	44,226
Goodwill	9,756	8,940
Intangible assets, net	309	412
Deferred income tax assets	17,827	17,399
Other assets	399	474
Total assets	$312,392	$287,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,926	$11,342
Accrued payroll and related expenses	10,615	12,656
Deferred revenue	11,045	9,168
Other current liabilities	7,368	8,047
Income taxes payable	1,258	813
Total current liabilities	45,211	42,026

Deferred revenue	776	816
Income taxes payable	882	841
Deferred tax liabilities	21	20
Other long-term liabilities	375	353
Total liabilities	47,265	44,056

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	275,908	271,969
Accumulated deficit	(7,449)	(22,174)
Accumulated other comprehensive income (loss)	(3,357)	(6,046)
Total stockholders’ equity	265,127	243,774
Total liabilities and stockholders’ equity	$312,392	$287,830

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016

Net revenues:
Products	$53,576	$47,445	$101,751	$86,659
Service	10,851	8,322	21,990	16,597
Total net revenues	64,427	55,767	123,741	103,256

Costs of net revenues:
Cost of products	25,337	21,736	50,738	39,815
Cost of service	5,364	5,164	10,642	9,648
Amortization of intangible assets	52	442	104	877
Restructuring	53	-	189	-
Total costs of net revenues	30,806	27,342	61,673	50,340
Gross profit	33,621	28,425	62,068	52,916

Operating expenses:
Research and development	9,089	7,511	17,689	15,579
Selling	7,169	7,823	15,053	15,072
General and administrative	6,591	5,755	12,898	11,175
Amortization of intangible assets	-	-	-	24
Restructuring	120	-	268	-
Total operating expenses	22,969	21,089	45,908	41,850
Income from operations	10,652	7,336	16,160	11,066

Other income (expense):
Interest income	3	12	4	21
Interest expense	(19)	(67)	(59)	(184)
Other income (expense), net	274	(394)	271	(169)
Total other income (expense), net	258	(449)	216	(332)

Income before income taxes	10,910	6,887	16,376	10,734
Provision for income taxes	2,622	856	2,736	1,236
Net income	$8,288	$6,031	$13,640	$9,498

Net income per share:
Basic	$0.33	$0.25	$0.54	$0.39
Diluted	$0.32	$0.24	$0.53	$0.38

Shares used in per share calculation:
Basic	25,307	24,524	25,220	24,416
Diluted	25,906	24,927	25,880	24,773

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 1, 2017	June 25, 2016
Cash flows from operating activities:
Net income	$13,640	$9,498
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	3,552	4,305
Stock-based compensation	4,327	3,432
Loss on disposal of fixed assets	98	128
Inventory write down	1,015	1,046
Deferred income taxes	798	(30)
Changes in fair value of contingent consideration	-	95
Changes in assets and liabilities:
Accounts receivable	(4,720)	(14,277)
Inventories	(10,090)	6,457
Inventories-delivered systems	783	(6,737)
Prepaid expenses and other	(947)	(151)
Accounts payable, accrued and other liabilities	(521)	(1,511)
Deferred revenue	1,837	12,080
Income taxes payable	486	(1,115)
Net cash provided by operating activities	10,258	13,220

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	-
Sales of marketable securities	27,391	-
Maturities of marketable securities	40,923	21,816
Purchases of marketable securities	(78,787)	(12,880)
Purchase of property, plant and equipment	(1,536)	(2,528)
Net cash provided by (used in) investing activities	(14,009)	6,408

Cash flows from financing activities:
Payments to Zygo Corporation related to acquisition	-	(315)
Proceeds from sale of shares under employee stock option and purchase plans	2,865	3,466
Taxes paid on net issuance of stock awards	(3,392)	(1,288)
Net cash provided by (used in) financing activities	(527)	1,863
Effect of exchange rate changes on cash and cash equivalents	(430)	387
Net increase in cash and cash equivalents	(4,708)	21,878
Cash and cash equivalents, beginning of period	47,062	38,154
Cash and cash equivalents, end of period	$42,354	$60,032

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Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 1, 2017		April 1, 2017		June 25, 2016
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$33,621	52.2%	$28,447	48.0%	$28,425	51.0%
Non-GAAP adjustments:
Restructuring included in cost of revenues	53	0.1%	136	0.2%	-	-
Amortization of intangible assets	52	0.1%	52	0.1%	442	0.8%
Non-GAAP gross profit and gross margin, respectively	$33,726	52.4%	$28,635	48.3%	$28,867	51.8%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$10,652	16.5%	$5,508	9.3%	$7,336	13.2%
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	52	0.1%	52	0.1%	442	0.7%
Amortization of intangible assets included in operating expenses	-	-	-	0.0%	-	-
Restructuring included in cost of revenues	53	0.1%	136	0.2%	-	-
Restructuring included in operating expenses	120	0.2%	148	0.3%	-	-
Executive search costs	230	0.3%	-	-	-	-
Total non-GAAP adjustments to operating income	455	0.7%	336	0.6%	442	0.7%
Non-GAAP operating income and operating margin, respectively	$11,107	17.2%	$5,844	9.9%	$7,778	13.9%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$8,288		$5,352		$6,031
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	455		336		442
Discrete tax items and tax effect of non-GAAP adjustments	(948)		(901)		-
Non-GAAP net income	$7,795		$4,787		$6,473

GAAP net income per diluted share	$0.32		$0.21		$0.24

Non-GAAP net income per diluted share	$0.30		$0.19		$0.26

Shares used in diluted net income per share calculation	25,906		25,833		24,927

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$7,183		$3,075		$12,721
Purchase of property and equipment	(1,489)		(47)		(1,918)
Free cash flow	$5,694		$3,028		$10,803

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